Exhibit 28 (j) under Form N-1A

Exhibit 99 under item 601/REG. S-K

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information in Post-Effective Amendment Number 72 to the Registration Statement (Form N-1A, No. 2-74191) of Federated Government Income Securities, Inc., and to the incorporation by reference of our report, dated April 22, 2020, on Federated Government Income Securities, Inc. included in the Annual Shareholder Report for the fiscal year ended February 29, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 22, 2020